EXHIBIT A


         Pursuant to Rule 13d-1(k)(1)(iii) promulgated by the Securities and Exchange Commission, the undersigned agree that the statement to which this Exhibit is attached is filed on their behalf and in the capacities set out hereinbelow.


Dated: May 8, 2001

		s/Bruce F. Failing, Jr.
		------------------------------
		Bruce F. Failing, Jr.


Dated: May 8, 2001

		s/Leigh Q. Failing
		-----------------------------
		Leigh Q. Failing, individually
		and as Trustee of The Failing
		Trust


Dated: May 8, 2001

		s/Ernest N. Abate
		-----------------------------
		Ernest N. Abate, as Trustee
		of The Failing Trust


Dated: May 8, 2001

		s/Elizabeth F. Failing
		-----------------------------
		Elizabeth F. Failing, as
		 Trustee (retired) of The
		 Failing Trust